Exhibit 99.1

PRESS RELEASE

For Immediate Release

For additional information contact:

Ron Stinebaugh

Syntroleum Corporation

(281) 224-9862

www.syntroleum.com

Syntroleum Effects 1-For-10 Reverse Stock Split

Tulsa, OK, April 15, 2013 - Syntroleum Corporation (NASDAQ/SYNM) (“Syntroleum” or the “Company”) announced today that it effected a 1-for-10 reverse split of its common stock on April 11, 2013. As previously disclosed in the Form 8-K filed March 25, 2013, the Company’s Board of Directors elected to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-10. The Company’s stockholders had voted on June 28, 2012 to grant discretion to the Board of Directors to effect a reverse stock split of the Company’s common stock at any ratio between 1-for-2 and 1-for-10, with the final decision to be determined by the Company’s Board of Directors in its discretion.

The reverse stock split became effective after the close of trading on Thursday, April 11, 2013. The Company’s common stock began trading on a split adjusted basis on the Nasdaq Capital Market (“Nasdaq”) at the opening of trading on Friday, April 12, 2013. Syntroleum’s common stock will continue trading on Nasdaq under its ticker symbol “SYNM” but the Company will trade under its new CUSIP number.

As a result of the reverse stock split, every ten shares of Syntroleum’s old common stock have been converted into one share of Syntroleum’s new common stock. Fractional shares resulting from the reverse stock split will be settled by cash payment from the Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”). The amount of the cash payment will be based on a pre-split price of $.405 per share. Receipt of the cash payment is conditional upon submission of a letter by the Company’s stockholders to AST and, where shares are held in certificated form, the surrender of all old certificate(s).

AST has sent or will send instructions to stockholders of record regarding the exchange of certificates for common stock and the process for receiving a cash payment in lieu of fractional shares.

About Syntroleum

Syntroleum Corporation owns the Syntroleum® Process for Fischer-Tropsch (FT) conversion of synthesis gas into liquid hydrocarbons, the Synfining® Process for upgrading FT liquid hydrocarbons into refined petroleum products, and the Bio-Synfining® technology for converting renewable feedstocks into drop-in fuels. Syntroleum has a 50% interest in Dynamic Fuels, LLC, which operates a renewable fuels facility located in Geismar, Louisiana utilizing its Bio-Synfining® technology. For additional information, visit the Company’s web site at www.syntroleum.com.

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as well as historical facts. These forward-looking statements include statements relating to the Fischer-Tropsch (“FT”) process, Syntroleum ® Process, Synfining ® Process, and related technologies including, gas-to-liquids (“GTL”), coal-to-liquids (“CTL”) and biomass-to-liquids (“BTL”), our renewable fuels Bio-Synfining ® Technology (hereinafter “Technologies”), plants based on these Technologies, anticipated cost and schedule to design, construct and operate plants, expected production of fuel, obtaining required financing for these plants and other activities, the value and markets for products, testing, certification, characteristics and use of plant products, the continued development of our Technologies, use of proceeds from our equity offerings, anticipated revenues, availability of catalyst, our support of and relationship with our licensees, and any other forward-looking statements including future growth, cash needs, capital availability, operations, business plans and financial results. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these kinds of statements involve risks and uncertainties. Actual results may not be consistent with these forward-looking statements. Syntroleum undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. Important factors that could cause actual results to differ from these forward-looking statements are described under “Item 1A. Risk Factors” and elsewhere in our 2012 Annual Report on Form 10K.

® “Syntroleum”, “Synfining”, and “Bio-Synfining” are registered as trademarks and service marks in the U.S. Patent and Trademark Office.